Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1750 ext. 604	Tel: (503) 454-1750 ext. 594
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com

Pixelworks Revises Second Quarter 2003 Tax Provision as a Result of Termination of Merger Agreement With Genesis Microchip

Tualatin, Ore., August 14, 2003 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-a-chip ICs for the advanced display industry, today announced that it has revised its second quarter 2003 tax provision from the amount reported on July 16, 2003 in the Company’s second quarter earnings release.  The revision is due to merger-related expenses that became deductible for tax purposes upon the termination of the merger agreement with Genesis Microchip.

Relative to previously announced financial results for the second quarter of 2003, the Company’s tax provision decreased to $351,000 from $970,000.  Accordingly, net income in accordance with accounting principles generally accepted in the United States of America (GAAP) in the second quarter of 2003 was $420,000, or $0.01 per basic and diluted share, which compared to a previously reported net loss of ($199,000), or ($0.00) per basic and diluted share.  There was no change to pro forma financial results for the second quarter.

The Company also announced that it will enter into a contract with its subsidiary in Canada that will enable the Company to benefit on a tax basis from research and development expenses incurred in Canada.  Implementation of this contract had been delayed as a result of the pending merger.  Upon termination of the merger agreement, the business reasons for entering into the contract again became appropriate.  This contract will result in a one-time tax provision charge of approximately $1.0 million in the third quarter, but will offer long-term benefits by reducing the Company’s effective tax rate in future periods.

Because merger-related expenses are now deductible for tax purposes, the Company expects to have tax provisions that are different for GAAP and pro forma purposes for the remainder of 2003.  The Company expects the tax provision on a GAAP basis to be approximately 23 to 27 percent of income before taxes in 2003, before the one-time approximately $1.0 million tax provision charge in the third quarter.  On a pro forma basis, the Company expects the tax provision to be approximately 34 to 38 percent of pro forma income before income taxes, before the one-time $1.0 million tax provision charge in the third quarter.

Pro forma income (loss) before income taxes represents income (loss) before income taxes excluding merger-related expenses and non-cash expenses for the amortization of developed technology, amortization of assembled workforce, in-process research and development expense, and amortization of deferred stock compensation.  Pro forma income (loss) before income taxes excluding these expenses differs from income (loss) before income taxes in accordance with GAAP.

The GAAP and pro forma financial statements for the second quarter of 2003, as well as a detailed reconciliation between GAAP and pro forma net income (loss), is included in this press release.

About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-a-chip ICs for the advanced display market.  Pixelworks’ solutions process and optimize video, computer graphics and Web information for display on a wide variety of devices used in business and consumer markets, including flat-panel monitors, digital televisions and multimedia projectors.  Our broad IC product line is used by the world’s leading manufacturers of consumer electronics and computer display products to enhance image quality and ease of use.  For more information, please visit the Company’s Web site at www.pixelworks.com.

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Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

This press release contains statements, including statements regarding the Company’s expectations as to its income tax provision for 2003, that are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, and advanced television industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, shortages of manufacturing capacity from our third-party foundries, litigation involving antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the company’s Securities and Exchange Commission filings. In addition, such statements are subject to the risks inherent in investments in and acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the investment or acquisition cannot be completed successfully or that anticipated benefits are not realized.  The forward-looking statements contained in this press release speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (GAAP BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Revenue	$32,559	$24,644	$64,564	$46,649
Cost of revenue (1)	17,880	12,266	35,172	22,810
Gross profit	14,679	12,378	29,392	23,839

Operating expenses:
Research and development	6,250	5,275	12,344	10,727
Selling, general and administrative	6,093	5,839	12,134	11,027
Amortization of assembled workforce	242	—	485	—
In-process research and development	—	—	—	4,200
Amortization of deferred stock-based compensation	226	170	388	1,191
Merger-related expenses	1,398	—	2,977	—
Total operating expenses	14,209	11,284	28,328	27,145
Income (loss) from operations	470	1,094	1,064	(3,306)

Interest income, net	301	594	680	1,238
Income (loss) before income taxes	771	1,688	1,744	(2,068)

Provision for income taxes	351	327	1,076	478
Net income (loss)	$420	$1,361	$668	$(2,546)

Net income (loss) per share:
Basic	$0.01	$0.03	$0.01	$(0.06)
Diluted	$0.01	$0.03	$0.01	$(0.06)

Weighted average shares:
Basic	45,184	42,804	45,106	42,613
Diluted	46,390	44,298	46,364	42,613

(1)  Includes amortization of acquired developed technology of $132 for each of the three months ended June 30, 2003 and 2002, and $264 and $220 for the six months ended June 30, 2003 and 2002, respectively.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRO FORMA BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Revenue	$32,559	$24,644	$64,564	$46,649
Cost of revenue	17,748	12,134	34,908	22,590
Pro forma gross profit	14,811	12,510	29,656	24,059

Operating expenses:
Research and development	6,250	5,275	12,344	10,727
Selling, general and administrative	6,093	5,839	12,134	11,027
Total operating expenses	12,343	11,114	24,478	21,754
Pro forma income from operations	2,468	1,396	5,178	2,305

Interest income, net	301	594	680	1,238
Pro forma income before income taxes	2,769	1,990	5,858	3,543

Provision for income taxes	970	327	1,695	478
Pro forma net income	$1,799	$1,663	$4,163	$3,065

Pro forma net income per share:
Basic	$0.04	$0.04	$0.09	$0.07
Diluted	$0.04	$0.04	$0.09	$0.07

Weighted average shares:
Basic	45,184	42,804	45,106	42,613
Diluted	46,390	44,298	46,364	44,349

The above pro forma financial statements are presented for informational purposes only.  Our presentation of pro forma financial information excludes non-cash expenses resulting from acquisitions and the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurrred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with accounting principles generally accepted in the United States of America (GAAP).  Additionally, our presentation of pro forma financial information may not be consistent with that of other companies.

We believe that the exclusion of intangible non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

PIXELWORKS, INC.

RECONCILIATION OF GAAP TO PRO FORMA BASIS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2003				Three Months Ended June 30, 2002

	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$32,559	$—		$32,559	$24,644	$—		$24,644
Cost of revenue	17,880	(132	)(1)	17,748	12,266	(132	)(1)	12,134
Gross profit	14,679	132		14,811	12,378	132		12,510

Operating expenses:
Research and development	6,250	—		6,250	5,275	—		5,275
Selling, general and administrative	6,093	—		6,093	5,839	—		5,839
Amortization of assembled workforce	242	(242	)(2)	—	—	—		—
Amortization of deferred stock-based compensation	226	(226	)(3)	—	170	(170	)(3)	—
Merger-related expenses	1,398	(1,398	)(4)	—	—	—		—
Total operating expenses	14,209	(1,866)		12,343	11,284	(170)		11,114
Income from operations	470	1,998		2,468	1,094	302		1,396

Interest income, net	301	—		301	594	—		594
Income before income taxes	771	1,998		2,769	1,688	302		1,990

Provision for income taxes	351	619	(4)	970	327	—		327
Net income	$420	$1,379		$1,799	$1,361	$302		$1,663

Net income (loss) per share:
Basic	$0.01			$0.04	$0.03			$0.04
Diluted	$0.01			$0.04	$0.03			$0.04

Weighted average shares:
Basic	45,184			45,184	42,804			42,804
Diluted	46,390			46,390	44,298			44,298

(1)	Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.
(2)	Non-cash expenses for amortization of intangible assets, consisting of assembled workforce recorded in connection with the asset acquisition of Jaldi Semiconductor.
(3)	Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies.
(4)	Expenses related to the proposed merger with Genesis Microchip and related tax effect.

PIXELWORKS, INC.

RECONCILIATION OF GAAP TO PRO FORMA BASIS

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30, 2003				Six Months Ended June 30, 2002

	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$64,564	$—		$64,564	$46,649	$—		$46,649
Cost of revenue	35,172	(264	)(1)	34,908	22,810	(220	)(1)	22,590
Gross profit	29,392	264		29,656	23,839	220		24,059

Operating expenses:
Research and development	12,344	—		12,344	10,727	—		10,727
Selling, general and administrative	12,134	—		12,134	11,027	—		11,027
Amortization of assembled workforce	485	(485	)(2)	—	—	—		—
In-process research and development	—	—		—	4,200	(4,200	)(3)	—
Amortization of deferred stock-based compensation	388	(388	)(4)	—	1,191	(1,191	)(4)	—
Merger-related expenses	2,977	(2,977	)(5)	—	—	—		—
Total operating expenses	28,328	(3,850)		24,478	27,145	(5,391)		21,754
Income (loss) from operations	1,064	4,114		5,178	(3,306)	5,611		2,305

Interest income, net	680	—		680	1,238	—		1,238
Income (loss) before income taxes	1,744	4,114		5,858	(2,068)	5,611		3,543

Provision for income taxes	1,076	619	(5)	1,695	478	—		478
Net income (loss)	$668	$3,495		$4,163	$(2,546)	$5,611		$3,065

Net income (loss) per share:
Basic	$0.01			$0.09	$(0.06)			$0.07
Diluted	$0.01			$0.09	$(0.06)			$0.07

Weighted average shares:
Basic	45,106			45,106	42,613			42,613
Diluted	46,364			46,364	42,613			44,349

(1)	Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.
(2)	Non-cash expenses for amortization of intangible assets, consisting of assembled workforce recorded in connection with the asset acquisition of Jaldi Semiconductor.
(3)	A one-time, non-cash expense for the value assigned to an acquired company’s existing research and development projects at time of acquisition.
(4)	Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies.
(5)	Expenses related to the proposed merger with Genesis Microchip and related tax effect.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	December 31, 2002

ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$88,760	$62,152
Short-term marketable securities	13,051	24,915
Accounts receivable, net	10,230	10,421
Inventories, net	9,722	6,788
Prepaid expenses and other current assets	4,215	3,896
Total current assets	125,978	108,172
Long-term marketable securities	4,089	14,500
Property and equipment, net	8,502	9,073
Goodwill	82,548	82,548
Acquired intangible assets	5,133	5,882
Other assets, net	6,518	7,037
Total assets	$232,768	$227,212

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,030	$5,084
Accrued liabilities and current portion of long-term debt	9,154	7,312
Total current liabilities	16,184	12,396

Shareholders’ equity	216,584	214,816
Total liabilities and shareholders’ equity	$232,768	$227,212